EXHIBIT 77(0) Morgan Stanley Dean Witter Select Dimensions Investment Series 10f-3 Transactions For Quarters Ended
 October 20, 1999- December 31, 1999 TOTAL ISSUED SECURITY
    DATE PRICE SHARES % OF PRINCIPAL PURCHASED American Opportunities Portfolio Agile Software Inc. 08/19/99 $ 21.00 4,000 0.017% $ 63,000,000.00 0.133% Deutsche Banc Alex Brown
        Genentech Inc. 07/20/99 $ 97.00 34,100 0.632
 $1,940,000,000.00 0.171% JP Morgan Sogecable S.A. 07/19/99
3,910 * 5,300 0.024% 82,470,189,200* 0.025% Donaldson Lufkin
 & Jenrette Developing Growth Portfolio Agile Software Inc. 08/19/99 $ 21.00 700 0.016% $ 63,000,000.00 0.023% Deutsche
 Banc Alex Brown Audible, Inc. 07/15/99 $ 9.00 300 0.003% $
    36,000,000.00 0.008% CS First Boston Digital Insight 09/30/99 $ 15.00 2,200 0.036% $ 52,500,000.00 0.063%
Deutsche Bank Alex Brown Fairchild Semiconductor 08/03/99 $
18.50 10,800 0.221% $ 370,000,000.00 0.054% CS First Boston
 Focal Communications Corp. 07/28/99 $ 13.00 5,000 0.070% $
  129,350,000.00 0.050% Salomon Smith Barney Homestore.com
   08/04/99 $ 20.00 2,700 0.060% $ 140,000,000.00 0.039%
Donaldson, Lufkin & Jenrette Insight Communications 07/21/99
  $ 24.50 7,400 0.188% $ 563,500,000.00 0.032% Donaldson,
Lufkin & Jenrette Internet Initiative Japan 08/03/99 $ 23.00 3,800 0.097% $ 164,680,000.00 0.053% Goldman Sachs Net2Phone
 Inc. 07/29/99 $ 15.00 4,000 0.097% $ 81,000,000.00 0.048%
 Salomon Smith Barney Salem Communications 07/01/99 $ 22.50 4,200 0.101% $ 189,000,000.00 0.050% Salomon Smith Barney
Diversified Portfolio World Wide Fiber Inc. 07/23/99 $100.00
   200,000 0.219% $ 500,000,000.00 0.040% Lehman Brothers
Growth Portfolio Acme Communications 09/30/99 $ 23.00 1,800
   0.060% $ 115,000,000.00 0.036% CIBC Oppenheimer Agile
 Software Inc. 08/19/99 $ 21.00 100 0.000% $ 63,000,000.00
0.003% Deutsche Banc Alex Brown Aironet Wireless 07/30/99 $
    11.00 Digital Insight 09/30/99 $ 15.00 100 0.000% $
    52,500,000.00 0.003% Friedman Billings Ramsey Focal
       Communications 07/28/99 $ 13.00 1,200 0.020% $
 129,350,000.00 0.013% Salomon Smith Barney Genentech Inc. 07/20/99 $ 97.00 1,600 0.170% $1,940,000,000.00 0.008% JP
     Morgan Homestore.com 08/04/99 $ 20.00 100 0.000% $
  140,000,000.00 0.001% Merrill Lynch Inktomi Corporation
   08/05/99 $ 92.19 1,400 0.200% $ 304,218,750.00 0.042%
Goldman Sachs Insight Communications 07/21/99 $ 24.50 1,500 0.060% $ 563,500,000.00 0.007% Donaldson, Lufkin & Jenrette
 Ixnet Inc. 08/12/99 $ 15.00 10,300 0.260% $ 97,500,000.00
0.158% Donaldson, Lukin & Jenrette Net2Phone Inc. 07/29/99 $
   15.00 100 0.000% $ 81,000,000.00 0.002% BT Alex Brown
   Ravisent Technologies 07/15/99 $ 12.00 1,000 0.020% $
   60,000,000.00 0.020% Volpe Brown Wheton & Co. Red Hat 08/11/99 $ 14.00 1,700 0.060% $ 84,000,000.00 0.028% Thomas
 Weisel Partners LLC Salem Communications 07/01/99 $ 22.50
  1,700 0.060% $ 189,000,000.00 0.023% Deutsche Bank Alex
    Brown Telecom Elreann 07/07/99 $ 18.99 500 0.010% $
 799,500,000.00 0.001% MLCO Global Equity Portfolio Austar
   United Communications 07/19/99 $ 4.70 300,000 1.009% $
 423,000,000.00 0.333% Credit Suisse First Boston Internet
      Initiative Japan 08/03/99 $ 23.00 6,400 0.108% $
164,680,000.00 0.089% Goldman Sachs Sogecable S.A. 07/19/99
3,910 * 1,500 0.026% 82,470,189,200* 0.007% Donaldson Lufkin
& Jenrette Telecomm Elreann 07/07/99 $ 15.99 400,000 4.626%
 $1,382,475,403.00 0.463% Merrill Lynch Utilities Portfolio Ixnet Inc. 08/12/99 $ 15.00 25,000 0.333% $ 97,500,000.00
  0.385% Donaldson, Lufkin & Jenrette * Price and monetary
                      unit in pesetas